McDonnell Douglas had 1993 earnings of $396 million, or $10.10 per share.  That compares with 1992 earnings of $79 million, or $2.03 per share, excluding unusual items related to the company's adoption of a new retiree health care accounting standard.  The increase in earnings was achieved despite a 17 percent decline in revenues caused by continued softness in commercial and military markets for aerospace products.

     Highlights for the year included strong performance across most government aerospace programs, continued profitability in the commercial aircraft business, and a 41 percent reduction in aerospace debt -- from $2.767 billion at the outset of the year to a six-year low of $1.625 billion at year end.  Aerospace debt fell by $349 million in the fourth quarter, following debt reductions in each of the first three quarters.

     The 1993 results were reduced by a fourth quarter pre-tax charge of $450 million, or $275 million after-tax ($6.99 per share). The charge covered both an overall settlement of a range of issues related to the C-17 military aircraft program and increased cost on the C-17 development and initial production contracts, which was in part interrelated to the overall settlement.

     Partially offsetting the C-17 charge, McDonnell Douglas had unusual gains in 1993 from the sale of McDonnell Douglas Information

Systems International, the reversal of part of the one-time charge taken in 1992 from the new retiree health care accounting standard,

and the successful resolution of tax issues.  These gains totaled $220 million, or $5.61 per share.

     The charge in the C-17 program resulted in a fourth quarter loss for the corporation of $132 million, or $3.36 per share.  Excluding the C-17 charge, McDonnell Douglas' earnings for the fourth quarter totaled $143 million, or $3.63 per share, compared with $86 million,

or $2.20 per share, in 1992's fourth quarter, prior to a retiree health care curtailment gain.

     Interest expense for the aerospace segments in the fourth quarter of 1993 was $51 million, down from $86 million in 1992's fourth quarter.  Interest expense for all of 1993 was $89 million, which included the reversal of $135 million in previously accrued interest expense associated with the favorable resolution of tax issues with the Internal Revenue Service.  Excluding the reversal, interest expense for 1993 was $224 million, down from $309 million in the prior year.  The lower interest expense reflects reduced debt levels and reduced interest rates.

     Both 1993 and 1992 amounts for interest expense reflect a

$25 million reclassification of expenses in an executive life insurance program from interest to general expenses.  This

reclassification reduced segment operating earnings but had no impact on net earnings.

     Excluding C-17 charges in both years, operating earnings in the military aircraft segment were $533 million for 1993, compared with

$391 million in 1992, a gain of 36 percent.  Excluding the C-17 charge in 1993's fourth quarter, fourth quarter earnings were $180 million,

up 61 percent from $112 million in 1992's fourth quarter.  Revenues for 1993 in this segment were 5 percent lower than in 1992, largely due to reduced volume in the F-15 program.

     The commercial aircraft segment had its third consecutive

profitable year, with operating earnings of $40 million in 1993, down from $102 million in 1992.  Operating earnings in 1993's fourth quarter were $2 million, compared with $34 million in the year-ago quarter.  There was a 28 percent reduction in revenues for the year and 21 percent during the quarter due to reduced MD-80 twin jet and MD-

11 trijet deliveries.

     Operating earnings for the commercial aircraft segment in 1993's fourth quarter included a $41 million pre-tax gain from the sale of

McDonnell Douglas' 25 percent interest in Irish Aerospace and offsetting charges of $37 million related to a commercial lease guarantee, a product enhancement associated with a commercial customer, and other items.

     Margins in the MD80/90 program have continued to improve.  But total earnings have declined due to the sharp reduction in deliveries caused by the continuing slump in the commercial aircraft market.

     McDonnell Douglas delivered four twin jets in 1993's fourth quarter, compared with 12 twin jets in 1992's fourth quarter.  There were 42 twin jet deliveries for the year 1993 (including eight under lease arrangements), compared with 84 in 1992.  In addition, there were 36 MD-11 trijet deliveries in 1993 (including three under lease arrangements), compared with 42 trijet deliveries in 1992.  There were

11 trijet deliveries in 1993's fourth quarter (including two under lease arrangements), compared with 13 trijet deliveries in 1992's fourth quarter.

     The corporation received two new firm orders for MD80/90 twin jets and entered into leases for two MD-11 trijets in the fourth quarter.  On Dec. 31, 1993, the MD80/90 program included 1,089 deliveries, 143 aircraft on firm order, and 185 options and reserves.

On the same date, the MD-11 program  included 112 deliveries, 60 aircraft on firm order, and 101 options and reserves representing potential future orders.

      The missiles, space and electronic systems segment had record operating earnings of $338 million in 1993, up 77 percent from

$191 million in 1992.  There were strongly improved earnings from the

Harpoon, SLAM, Tomahawk, and Delta programs.  Revenues for this segment fell by 19 percent, largely as a result of the winding down of the Advanced Cruise Missile program and reduced Delta space launches.

     Earnings for the 1993 fourth quarter totaled $78 million, despite

$19 million in write-offs in several programs, including a laser crosslink program and a plant closure and relocation.  1992 fourth quarter earnings were $47 million, and included $29 million in pre-tax write-offs primarily in the laser crosslink program.

     Operating earnings in the financial services and other segment were $31 million in 1993, compared with $20 million in 1992.  Revenues for this segment were 18 percent lower than in 1992, reflecting a decision made in 1991 to streamline the finance subsidiary, refocusing its efforts on only two markets -- aircraft and commercial

equipment leasing.  Operating earnings in the 1993 fourth quarter were

$22 million, compared with $10 million in the year earlier quarter.

Most of the increase in 1993's fourth quarter earnings was due to used aircraft and commercial equipment leasing sales.

     Excluding curtailment gains, after-tax retiree health care costs associated with a new accounting standard (SFAS No. 106) were

$11 million lower in the fourth quarter of 1993 than in 1992's fourth quarter and $117 million lower in 1993 compared with the same period in 1992.  The reduction reflects the elimination of company-paid health care for many current and future retirees.  The fourth quarter of 1992 results include an after-tax curtailment gain of $676 million

($1,090 million pretax).

     The corporation's firm backlog on Dec. 31, 1993, was $19.379 billion, compared with $24.052 billion on Dec. 31, 1992.  Total backlog at Dec. 31, 1993, was $35.698 billion, compared with $41.806 billion on Dec. 31, 1992.  The decline in backlog reflects deliveries and a softening of commercial aircraft orders worldwide.

     Total employment of McDonnell Douglas was 70,016 on Dec. 31,

1993, compared with 87,377 a year earlier.  A fifth of the total reduction in McDonnell Douglas employment was due to the sale of non-

core businesses or outsourcing of certain support services.

Employment was further affected by lower production rates in a number of programs and reductions in force aimed at achieving greater efficiencies.

MCDONNELL DOUGLAS CORPORATION
CONSOLIDATED RESULTS OF OPERATIONS
(Millions of dollars, except share data)

                                            Three Months Ended
                                               December 31
                                             1993        1992
                                           --------    --------
                                                 Unaudited
STATEMENT OF OPERATIONS
Revenues (A)                                $3,632      $4,620

Costs and expenses:
  Cost of products, services and
    rentals                                  3,475       4,047
  General and administrative expenses (A)      216         220
  Research and development                      85         114
  Postretirement benefit curtailment             -      (1,090)
  Interest expense:
    Aerospace segments (A)                      51          86
    Financial services and other
      segment                                   29          34
                                            -------     -------
Total costs and expenses                     3,856       3,411
                                            -------     -------
Earnings (Loss) From Continuing
  Operations Before Income Taxes              (224)      1,209
Income taxes (benefit)                         (92)        453
                                            -------     -------
Earnings (Loss) From Continuing
  Operations                                  (132)        756
Earnings from discontinued operations,
   net of income taxes                           -           6
                                            -------     -------
Net Earnings (Loss)                         $ (132)     $  762
                                            =======     =======
Earnings (Loss) Per Share:
  Continuing operations                     $(3.36)     $19.30
  Discontinued operations                        -         .16
                                            -------     -------
                                            $(3.36)     $19.46
                                            =======     =======
Dividends Declared Per Share                $  .35      $  .35
                                            =======     =======

(A) Prior year and first nine months of 1993 data has been restated for reclassification of certain revenues and expenses related to an executive life insurance program.

MCDONNELL DOUGLAS CORPORATION
CONSOLIDATED RESULTS OF OPERATIONS
(Millions of dollars, except share data)

                                               Years Ended
                                               December 31
                                             1993        1992
                                           --------    --------
STATEMENT OF OPERATIONS
Revenues (A)                               $14,487     $17,365

Costs and expenses:
  Cost of products, services and
    rentals                                 12,822      15,567
  General and administrative expenses (A)      720         825
  Research and development                     341         509
  Postretirement benefit curtailment           (70)     (1,090)
  Interest expense:
    Aerospace segments (A)                      89         309
    Financial services and other
      segment                                  126         159
                                           --------    --------
Total costs and expenses                    14,028      16,279
                                           --------    --------
Earnings From Continuing Operations
  Before Income Taxes and Cumulative
  Effect of Accounting Change                  459       1,086
Income taxes                                   100         388
                                           --------    --------
Earnings From Continuing Operations
  Before Cumulative Effect of
  Accounting Change                            359         698
Earnings from discontinued operations,
  net of income taxes                           37          57
                                           --------    --------
Earnings Before Cumulative Effect
  of Accounting Change                         396         755
Cumulative effect of initial application
  of new accounting standard for
  postretirement benefits                        -      (1,536)
                                           --------    --------
Net Earnings (Loss)                        $   396     $  (781)
                                           ========    ========
Earnings (Loss) Per Share:
  Continuing operations                    $  9.17     $ 17.97
  Discontinued operations                      .93        1.46
  Cumulative effect of accounting
    change                                       -      (39.53)
                                           --------    --------
                                           $ 10.10     $(20.10)
                                           ========    ========
Dividends Declared Per Share               $  1.40     $  1.40
                                           ========    ========

(A) Prior year and first nine months of 1993 data has been restated for reclassification of certain revenues and expenses related to an executive life insurance program.

MCDONNELL DOUGLAS CORPORATION
BUSINESS SEGMENT DATA
(Millions of dollars)

                                            Three Months Ended
                                               December 31
                                             1993        1992
                                           --------    --------
                                               Unaudited
BUSINESS SEGMENT DATA
Revenues
  Military aircraft                        $ 1,622     $ 2,068
  Commercial aircraft                        1,291       1,639
  Missiles, space and electronic
    systems                                    628         817
  Financial services and other                  88          91
                                           --------    --------
    Operating revenues                       3,629       4,615
  Non-operating income                           3           5
                                           --------    --------
Total Revenues                             $ 3,632     $ 4,620
                                           ========    ========
Earnings
  Military aircraft                        $  (270)    $   112
  Commercial aircraft                            2          34
  Missiles, space and electronic
    systems                                     78          47
  Financial services and other                  22          10
                                           --------    --------
    Operating earnings (loss) from
      continuing operations                   (168)        203

  Discontinued operations, net of
    income taxes                                 -           6
  Corporate and other                           (5)          2
  Postretirement benefit curtailment             -       1,090
  Interest expense                             (51)        (86)
  Income tax benefit (expense)                  92        (453)
                                           --------    --------
Net Earnings (Loss)                        $  (132)    $   762
                                           ========    =======

MCDONNELL DOUGLAS CORPORATION
BUSINESS SEGMENT DATA
(Millions of dollars)

                                                Years Ended
                                                December 31
                                             1993        1992
                                           --------    --------

BUSINESS SEGMENT DATA
Revenues
  Military aircraft                       $ 6,852      $ 7,238
  Commercial aircraft                       4,760        6,595
  Missiles, space and electronic
    systems                                 2,575        3,169
  Financial services and other                287          352
                                          --------     --------
    Operating revenues                     14,474       17,354

  Non-operating income                         13           11
                                          --------     --------
Total Revenues                            $14,487      $17,365
                                          ========     ========

Earnings
  Military aircraft                       $    83      $     8
  Commercial aircraft                          40          102
  Missiles, space and electronic
    systems                                   338          191
  Financial services and other                 31           20
                                          --------     --------
    Operating earnings from
      continuing operations                   492          321

  Discontinued operations, net of
    income taxes                               37           57
  Corporate and other                         (14)         (16)
  Postretirement benefit curtailment           70        1,090
  Interest expense                            (89)        (309)
  Income taxes                               (100)        (388)
  Cumulative effect of accounting
    change                                      -       (1,536)
                                          --------     --------
Net Earnings (Loss)                       $   396      $  (781)
                                          ========     ========

Operating earnings of the financial services and other segment have been reduced by interest expense, an operating expense of that segment.

MCDONNELL DOUGLAS CORPORATION
CONSOLIDATED BALANCE SHEET
(Millions of dollars)

                                         December 31  December 31
                                             1993         1992
                                          ---------    ---------

ASSETS
Cash and cash equivalents                  $    86      $    82
Accounts receivable                            555          604
Finance receivables and property
  on lease                                   2,357        2,262
Contracts in process and inventories         5,774        7,230
Property, plant and equipment                1,750        1,991
Other assets                                 1,504        1,612
                                           --------     --------
      TOTAL ASSETS                         $12,026      $13,781
                                           ========     ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Accounts payable and accrued
    expenses                               $ 2,190      $ 3,018
  Accrued retiree benefits                   1,388        1,544
  Income taxes                                 574          572
  Advances and billings in excess
    of related costs                         1,251        1,384
  Notes payable and long-term debt:
    Aerospace segments                       1,625        2,767
    Financial services and other
      segment                                1,513        1,474
                                           --------     --------
                                             8,541       10,759

Minority Interest                               72            -

Shareholders' Equity                         3,413        3,022
                                           --------     --------
      TOTAL LIABILITIES AND
        SHAREHOLDERS' EQUITY               $12,026      $13,781
                                           ========     ========

CAPITAL STRUCTURE
(Millions of dollars)

                                     December 31, 1993
                             -------------------------------------
                                           Financial
                                           Services
                             Aerospace     and Other
                             Segments       Segment        Total
                             ---------     ---------     ---------
Debt                          $1,625        $1,513        $3,138
Equity                         3,123           290         3,413
                              -------       -------       -------
                              $4,748        $1,803        $6,551
                              =======       =======       =======
Debt-to-equity ratio             .52          5.22
                              =======       =======

                                       December 31, 1992
                             -------------------------------------
                                           Financial
                                           Services
                             Aerospace     and Other
                             Segments       Segment        Total
                             ---------     ---------     ---------
Debt                          $2,767        $1,474        $4,241
Equity                         2,750           272         3,022
                              -------       -------       -------
                              $5,517        $1,746        $7,263
                              =======       =======       =======
Debt-to-equity ratio            1.01          5.42
                              =======       =======
